EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

NEWS

VISTA GOLD CORP. PROVIDES STRATEGIC UPDATE AND ANNOUNCES LOAN EXTENSION

Denver, Colorado, September 23, 2013 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE MKT and TSX: VGZ) today provided an update of its Strategic Review and steps to improve corporate liquidity.

Strategic Review

Today, Vista provided an update of its Strategic Review aimed to maximize shareholder value with a specific focus on its Mt. Todd gold project in the Northern Territory of Australia.  Endeavour Financial has been engaged as financial advisor to assist in the process.

Frederick H. Earnest, President and Chief Executive Officer, said, “With 5.9 million ounces of Proven and Probable Reserves (222.8 million tonnes at 0.82 g Au/tonne), the Mt. Todd gold project is large and highly leveraged to the gold price.  We are in the final stages of completing environmental permitting and have finished engineering and environmental analyses supporting both permitting and the project’s pre-feasibility study.  However, given the current condition of the equity markets and Vista’s share price, Management and our Board believe it is in the best interests of our shareholders to evaluate ways to reduce our exposure to Mt. Todd’s spending requirements while simultaneously unlocking some of the value contained in the project.”

Vista will continue its Strategic Review in an orderly fashion to best serve the interests of Vista and its shareholders.  The Company will advise the market if and when its Board approves a definitive transaction or strategic option, if any, depending on the outcome of the Strategic Review.

Corporate Liquidity

Vista also announced today that it has reached a binding agreement with its lender, Sprott Resource Lending Partnership (“Sprott”), to extend the maturity date of its $10 million loan from March 2014 to March 2015. The interest rate remains unchanged at 8% per annum.  Pursuant to the original loan agreement, Vista will pay Sprott an extension fee of 3.5% of the loan value in Vista shares.

In addition to significant cost reductions already achieved, Vista is continuing to identify and implement further cost cutting initiatives. During the first half of 2013, Vista completed three significant programs at the Mt. Todd gold project including treating the 10.5 million cubic meters of acidic water contained in the Batman pit, completing a Preliminary Feasibility Study, and preparing/submitting applications for environmental permits.  During that time Vista used $18.6 million in cash ($3.1 million per month).  With the completion of these programs and the introduction of spending reductions announced in August, including 20% salary reductions for Vista’s senior staff, Vista expects to reduce its cash consumption to approximately $5.0 million during the third quarter, and to make further cash reductions in the fourth quarter and 2014.

Mr. Earnest commented, “Having the flexibility to defer repayment of Vista’s term loan, together with continued aggressive spending reductions, enhance Vista’s liquidity and are critical steps to Vista’s ability to execute on our strategic plan to preserve value during these difficult markets and to continue to provide positive exposure to leverage when gold prices and markets recover.”

Completion of the amendment to the Credit Facility, including the issuance of the fee shares to Sprott, is subject to all required regulatory approvals, including the approval of the Toronto Stock Exchange.

About Vista Gold Corp.

Vista is a gold company currently conducting a strategic review of its portfolio of gold assets, focused on its Mt. Todd gold project in Northern Territory, Australia. Vista’s portfolio of assets also includes the Guadalupe de los Reyes gold/silver project in Mexico (a preliminary economic assessment was completed in March 2013) and the Los Cardones gold project in Mexico (Invecture Group, S.A. de C.V. working to earn a 62.5% interest). Vista's other holdings include the Awak Mas gold project in Indonesia (One Asia Resources Ltd. working to earn an 80% interest), the Long Valley gold project in California and a royalty on the Amayapampa gold project in Bolivia (being advanced by LionGold). For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, mineral reserve estimates, the proposed timing and outcome of the Strategic Review, including the possibility of a future definitive transaction or strategic option, future cost reduction initiatives and the ongoing liquidity of the Company, the ability of the Company to execute on the Strategic Review and maximize shareholder value, receipt of all regulatory approvals and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  mineral reserve estimates, terms and conditions of our agreements with contractors and our approved business plan, the anticipated completion of an EIS; the anticipated receipt of required permits; the potential occurrence and timing of a production decision; the anticipated gold production at the Mt. Todd gold project; the life of any mine at the Mt. Todd gold project; all economic projections relating to the Mt. Todd gold project, management’s assessment of potential transactions and strategic options, the Company’s ability to cut costs and improve liquidity.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Reserves

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the terms “Proven and Probable Reserves.”  We advise U.S. investors that these terms are Canadian mining terms as defined in accordance with NI 43-101. Reserve estimates contained in this press release are made pursuant to NI 43-101 standards, are based on a Preliminary Feasibility Study and do not represent proven and probable reserves under SEC Industry Guide 7 standards.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  Mineral reserves described in this press release have uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.